UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2010

Cornell Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
(713) 623-0790
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On August 12, 2010, The GEO Group, Inc. (“GEO”) completed its previously announced acquisition of Cornell Companies, Inc. (“Cornell”), a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of April 18, 2010 as amended on July 22, 2010 (the “Merger Agreement”), by and among GEO, GEO Acquisition III, Inc., a direct wholly-owned subsidiary of GEO (“Merger Sub”), and Cornell. Under the terms of the Merger Agreement, Merger Sub merged with and into Cornell (the “Merger”), with Cornell being the surviving corporation of the Merger.
     As a result of the Merger, for each share of Cornell common stock, Cornell stockholders had the option to elect to receive: (i) 1.3 shares of common stock of GEO, par value $.01 per share, for each share of Cornell common stock; or (ii) the right to receive cash consideration equal to the greater of (x) the fair market value, as defined in the Merger Agreement, of one share of GEO common stock plus $6.00 or (y) the fair market value, as defined in the Merger Agreement, of 1.3 shares of GEO common stock. The fair market value of GEO common stock for determining the cash consideration to be received in the merger for each share of Cornell common stock is $21.58, which was calculated based upon the average closing price of GEO common stock on the ten trading days between July 15, 2010 and July 28, 2010. Therefore, the cash consideration is $28.054 for each share of Cornell common stock. In order to preserve the tax-deferred treatment of the transaction, no more than 20% of the outstanding shares of Cornell common stock may be exchanged for the cash consideration. If cash elections are made with respect to more than 20% of Cornell’s shares, the excess is treated as a stock election and will be exchanged for shares of GEO common stock.
     The total purchase price payable to Cornell stockholders is: (i) approximately 15.8 million shares of GEO common stock; and (ii) approximately $85 million in cash. Additionally, GEO assumed approximately $112 million in Cornell debt and repaid approximately $175.4 million in Cornell debt. GEO financed the cash consideration, the assumption of Cornell debt and the repayment of Cornell debt through borrowings under the Term Loan A, Term Loan B and Revolving Credit Facility components of the new credit agreement by and among GEO, as Borrower, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto and cash on hand.
     The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Cornell’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2010 as amended by the amendment which was attached as Exhibit 2.1 to Cornell’s Current Report on Form 8-K filed with the SEC on July 22, 2010, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     In connection with the completion of the Merger, Cornell has notified the New York Stock Exchange (the “NYSE”) that each outstanding share of Cornell common stock was converted in the Merger into the right to receive GEO common stock or cash consideration as described above under Item 2.01 and has requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to Cornell common stock. The NYSE filed the Form 25 with the SEC on August 13, 2010. Trading of Cornell’s common stock on the NYSE was suspended before the opening of trading on August 13, 2010.

Item 3.03.	Material Modification to Rights of Security Holders.
     Pursuant to the Merger Agreement, each outstanding share of Cornell common stock was converted in the Merger into the right to receive, at the option of the Cornell stockholders, and subject to the limitation discussed under Item 2.01 above that no more than 20% of the outstanding shares of Cornell common stock may be exchanged for the cash consideration, of either: (i) 1.3 shares of common stock of GEO, par value $.01 per share, for each share of Cornell common stock; or (ii) the right to receive cash consideration equal to the greater of (x) the fair market value, as defined in the Merger Agreement, of one share of GEO common stock plus $6.00 or (y) the fair market value, as defined in the Merger Agreement, of 1.3 shares of GEO common stock. The fair market value of GEO common stock for determining the cash consideration to be received in the merger for each share of Cornell common stock is $21.58, which was calculated based upon the average closing price of GEO common stock on the ten trading days between July 15, 2010 and July 28, 2010. Therefore, the cash consideration is $28.054 for each share of Cornell common stock.
     At the effective time of the merger, each outstanding option issued by Cornell to purchase shares of Cornell common stock granted under any stock option or other equity incentive plan, which is outstanding and unexercised immediately following the effective time and which does not, by its terms, terminate on the effective time, whether vested or unvested, which is referred to as a Cornell option, will vest and be assumed by GEO, and these options will entitle the holder to receive GEO common stock as adjusted to account for the exchange ratio. At the effective time of the merger, each outstanding share of Cornell restricted stock will vest and be automatically converted into GEO common stock as adjusted to account for the exchange ratio.
     See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.01.	Changes in Control of Registrant.
     As a result of the Merger, Cornell became a wholly-owned subsidiary of GEO. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Each of James E. Hyman, Max Batzer, Anthony R. Chase, Richard Crane, Zachary R. George, Todd Goodwin, Andrew R. Jones, Alfred Jay Moran, Jr., and D. Stephen Slack, who constituted the Board of Directors of Cornell prior to the Merger, resigned from their directorships of Cornell and any committees of which they were a member as of August 12, 2010. These resignations were a result of the Merger and were not a result of any disagreements with Cornell on any matter relating to Cornell’s operations, policies, or practices. Under the terms of the Merger

Agreement, the directors of Merger Sub will be the directors of Cornell following the effective time of the merger until their successors are duly elected and qualified. As a result, the Board of Directors of Cornell following the merger is constituted by: George C. Zoley, Wayne H. Calabrese, and John J. Bulfin.
          Each of the officers of Cornell prior to the Merger resigned from their offices of Cornell as of August 12, 2010, except for John R. Nieser.
          Under the terms of the Merger Agreement, the officers of Merger Sub will be the officers of Cornell following the effective time of the merger until the earlier of their resignation or removal. As a result, the principal officers of Cornell, their ages, and a description of their business experience is as follows:
•	George C. Zoley as Chief Executive Officer. Mr. Zoley, who is 60 years old, is GEO’s Chairman of the Board, Chief Executive Officer and Founder, and is Chairman of GEO Care, Inc., a wholly-owned subsidiary of The GEO Group, Inc. He served as GEO’s Vice Chairman and Chief Executive Officer from January 1997 to May of 2002. Mr. Zoley has served as GEO’s Chief Executive Officer since the company went public in 1994. Prior to 1994, Mr. Zoley served as President and Director since GEO’s incorporation in 1988. Mr. Zoley founded GEO in 1984 and continues to be a major factor in GEO’s development of new business opportunities in the areas of correctional and detention management, health and mental health and other diversified government services. Mr. Zoley also serves as a director of several business subsidiaries through which The GEO Group, Inc. conducts its operations worldwide. Mr. Zoley has bachelor’s and master’s degrees in Public Administration from Florida Atlantic University (FAU) and a Doctorate Degree in Public Administration from Nova Southeastern University (NSU). For seven years, Mr. Zoley served as a member of the Board of Trustees of Florida Atlantic University in Boca Raton, Florida, and previously served as Chairman of the Board of Trustees. Mr. Zoley also served as Chair of the FAU Presidential Search Committee and a member of the FAU Foundation board of directors.

•	Wayne H. Calabrese as President and Chief Operating Officer. Mr. Calabrese, who is 59 years old, is GEO’s Vice Chairman of the Board, President and Chief Operating Officer. He joined GEO as Vice President, Business Development in 1989 and has served in a range of increasingly senior positions since then. From 1992 to 1994, Mr. Calabrese was Chief Executive Officer of Australasian Correctional Management, Pty Ltd., a Sydney-based subsidiary of GEO. Mr. Calabrese has served as a director of GEO since 1998. Prior to joining GEO, Mr. Calabrese was a partner in the Akron, Ohio law firm of Calabrese, Dobbins and Kepple. He also served as an Assistant City Law Director in Akron; an Assistant County Prosecutor and Chief of the County Bureau of Support for Summit County, Ohio; and Legal Counsel and Director of Development for the Akron Metropolitan Housing Authority. He received his Bachelor’s Degree in Secondary Education from the University of Akron in Akron, Ohio and his Juris Doctor from the University of Akron Law School. Mr. Calabrese also serves as a director of numerous subsidiaries and partnerships through which GEO conducts its global operations.

•	John R. Nieser as Chief Financial Officer. Mr. Nieser, who is 51 years old, will continue to serve as Chief Financial Officer of Cornell. Mr. Nieser was named Treasurer in April 2004, Chief Financial Officer in February 2005 and Senior Vice President in March 2008. Mr. Nieser served as Acting Chief Financial Officer from August 2004 to February 2005. Prior to joining Cornell in April 2004, Mr. Nieser served as Controller from December 2000 to June 2003 for a number of organizations, including GE Aero Energy Products. Prior to that time he held various senior positions including chief financial officer and treasurer in the financial services industry.

•	Brian R. Evans as Senior Vice President and Vice President of Finance. Mr. Evans, who is 42 years old, is GEO’s Chief Financial Officer, a position he assumed in August 2009. Mr. Evans was GEO’s Vice President of Finance and Treasurer from May 2007 to August 2009 and Chief Accounting Officer from May 2003 to August 2009. Mr. Evans joined GEO in October 2000 as Corporate Controller. From 1994 until joining GEO, Mr. Evans was with the West Palm Beach office of Arthur Andersen, LLP where his most recent position was Manager in the Audit and Business Advisory Services Group. From 1990 to 1994, Mr. Evans served in the U.S. Navy as an officer in the Supply Corps. Mr. Evans has a bachelor’s degree in Accounting from the University of Notre Dame and is a member of the American Institute of Certified Public Accountants.

•	Ronald A. Brack as Vice President, Chief Accounting Officer and Controller. Mr. Brack, who is 48 years old, is Vice President, Chief Accounting Officer and Controller for GEO, a position he assumed in August 2009. Mr. Brack was GEO’s Vice President and Controller from January 2008 to August 2009 and Controller from April 2007 to January 2008. Mr. Brack joined GEO in May 2005 as Assistant Controller. From 2000 until joining GEO, Mr. Brack was with Fort Lauderdale, Florida based NationsRent, Inc. where his most recent position was Assistant Controller. From 1997 to 2000, Mr. Brack was with the Fort Lauderdale office of Arthur Andersen, LLP where his most recent position was Senior Auditor in the Audit and Business Advisory Services Group. Prior to this, Mr. Brack spent over 10 years in the fleet management business with World Omni Leasing, Inc. and GE Capital Fleet Services. Mr. Brack attended Florida Atlantic University and has a bachelor’s degree in Economics from Vanderbilt University. He is a member of the American Institute of Certified Public Accountants.
There are no transactions in which Messrs. Zoley, Calabrese, Nieser, Evans, Brack or Bulfin has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On August 12, 2010, we entered into an amendment to Mr. Nieser’s employment agreement pursuant to which Mr. Nieser will continue to serve as the Chief Financial Officer of Cornell for an initial period ending on December 31, 2010 with successive renewal one-year terms. Pursuant to the amendment, Mr. Nieser will be eligible to receive (1) an annual base salary that will not be less than $260,000, (2) cash bonus in the amount of $87,260 to be paid on December 31, 2010 and (3) a retention cash bonus of $100,000 to be paid on December 31, 2010, subject to certain provisions.
On August 12 , 2010, we entered into an amended and restated employment agreement with Mr. Hyman for a period ending December 30, 2010. Pursuant to amended and restated agreement, Mr. Hyman will be eligible to receive (1) an annual base salary that will not be less than $525,000.00; (2) a lump sum severance payment of $2,423,631 upon termination of employment for any reason; (3) an cash incentive bonus of $$203,000 subject to certain provisions; (4) twenty six thousand shares (26,000) shares of GEO restricted stock; and (5) in the event of involuntary termination — salary from the time of termination through December 30, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     At the special meeting of stockholders of Cornell held on August 12, 2010, Cornell’s stockholders, upon the recommendation of the board of directors, (1) adopted the Agreement and Plan of Merger, dated as of April 18th, 2010, among The GEO Group, Inc., GEO Acquisition III, Inc., a wholly owned subsidiary of GEO formed for the purpose of the merger, and Cornell Companies, Inc., pursuant to which Cornell became a wholly owned subsidiary of GEO, and (2) approved an adjournment of the Cornell special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal. The voting results are set forth below.
     1. The stockholders voted in favor of the proposal to adopt the Agreement and Plan of Merger, dated as of April 18th, 2010, among The GEO Group, Inc., GEO Acquisition III, Inc., a wholly owned subsidiary of GEO formed for the purpose of the merger, and Cornell Companies, Inc., pursuant to which Cornell became a wholly owned subsidiary of GEO as follows:

For:	11,438,455
Against:	28,127
Abstain:	2,377
     2. The stockholders voted in favor of the proposal to approve an adjournment of the Cornell special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals as follows:

For:	10,792,895
Against:	673,036
Abstain:	3,028

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
August 18, 2010	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Vice President of Finance